UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2003

CONSULIER ENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Florida	0-17756	59-2556878

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2391 Old Dixie Highway, Riviera Beach, Florida	33404-5456

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 842-2492

Item 4. Changes in Registrant’s Certifying Accountant.

Effective June11, 2003, the accounting firm of BDO Seidman, LLP, of West Palm Beach, Florida was dismissed as the company’s auditor. Effective June 11, 2003, Goldstein Lewin & Co. of Boca Raton, Florida was appointed and retained by the Company as its Auditor.

Per Regulation S-K, Item 304 (a) (I) the following is submitted:

     (a)  (i) the former accountant was dismissed.

     (ii)  the accountant’s report on the financial statements for the past two years contained no adverse opinions or disclaimers of opinions, nor was it modified as to uncertainty, audit scope, or accounting principles.

     (iii)  the change of accountant was not recommended by anyone but precipitated by the Board of Directors and the Company’s Audit Committee’s desire to engage new accountants. The Board of Directors, Chairman of the Audit Committee and the outside Director members of the Audit Committee recommended and approved the accountant change.

     (iv)  (A) during the registrant’s two most recent fiscal years and the subsequent interim period through June 11, 2003, there were no disagreements, exceptions noted below, or “reportable events” with the former accountant as described in Item 304(a) (I) (iv) and (v) of Regulation S-K.

     As of March 31, 2003 there was a disagreement as to the propriety of consolidating the financial statements of a subsidiary that was sold on December 31, 2002. The disagreement was ultimately resolved. Reference is made to Note 1 to the consolidated financial statements included in the Company’s Form 10-QSB for the quarter ended March 31, 2003 for a discussion of this matter.

     (b)  no added disagreements, requests or events that could effect the financial statements were made by the accountant;

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

(16)	Letter on change by certifying accountant — a letter from the former accountant, BDO Seidman, LLP, to this revised disclosure is attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consulier Engineering, Inc.

(Registant)

/s/ Alan R. Simon

Alan R. Simon, Secretary

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